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                                                                   EXHIBIT 4.3


                                ESCROW AGREEMENT
                                ----------------

          This ESCROW AGREEMENT (this "Agreement") dated as of September 14,
                                       ---------
1998, by and among GENESIS DIRECT FORTY-THREE, LLC, a Delaware limited liability company ("Buyer"), CAROL WRIGHT GIFTS, INC., a Delaware corporation ("Seller"),
          -----                                                       ------
and STATE STREET BANK AND TRUST COMPANY ("Escrow Agent").  Buyer and Seller are
                                          ------------
sometimes referred to herein individually as a "Depositor" and collectively as
                                                ---------
the "Depositors."
     ----------

          WHEREAS, Buyer, Seller and Cox Target Media, Inc., the stockholder of Seller ("Parent"), have entered into an Asset Purchase Agreement, dated as of
         ------
August 5, 1998, as amended by Amendment No. 1 thereto, dated as of September 14, 1998 (as amended, the "Asset Purchase Agreement"); and

          WHEREAS, pursuant to the Asset Purchase Agreement, Buyer is purchasing substantially all of the assets of Seller for the Purchase Price (as defined in the Asset Purchase Agreement), which Purchase Price includes shares (the "Shares") of Genesis Direct, Inc.'s ("GDI") common stock, $.01 par value per share ("Common Stock");

          WHEREAS, the Asset Purchase Agreement provides that a portion of the Shares be placed in escrow to secure Seller's indemnification obligations thereunder;

          WHEREAS, the Asset Purchase Agreement provides that a post-closing adjustment may be made to the Purchase Price based upon the Closing Date Net Tangible Assets (as defined in the Asset Purchase Agreement), which may result in an adjustment of the number of Escrow Shares, as said term is defined below; and

          WHEREAS, the Asset Purchase Agreement provides that, upon completion of the adjustments to the Purchase Price set forth above, a portion of the Escrow Shares shall be released to Seller.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     Section  1.    ESTABLISHMENT OF ESCROW.  Contemporaneously with the
                    -----------------------
execution of this Agreement by all of the parties hereto, Buyer has deposited 600,000 Shares (the "Escrow Shares") with the Escrow Agent, Seller has deposited
                     -------------
executed stock powers in blank with the Escrow Agent, and the Escrow Agent upon receipt of the Escrow Shares and the executed stock powers in blank will promptly acknowledge receipt thereof. The Escrow Agent shall hold the Escrow Shares in an escrow account (the "Escrow Account"), and any dividends and any
                                  --------------
other payment or distribution thereon (the "Escrow Funds" and together with the
                                            ------------
Escrow Shares, the "Escrow Property") in an interest bearing account (the
                    ---------------
"Escrow Fund Account").
--------------------

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     Section  2.    CONDITIONS TO DISBURSEMENT OF THE ESCROW ACCOUNT AND THE
                    --------------------------------------------------------
ESCROW FUND ACCOUNT.
-------------------

     (a) Except as otherwise provided in this Section 2, promptly following the close of business on the fifteenth-month anniversary of this Agreement, Escrow Agent shall release from escrow and distribute to Seller or to the party designated in writing by Seller or Seller's successor in interest, the Escrow Property less the amounts of any indemnification claims made by a Buyer
         ----
Indemnified Party (as defined in the Asset Purchase Agreement) against Seller or Parent on or prior to the fifteenth-month anniversary of this Agreement, notice of which indemnification claims has been received by the Escrow Agent pursuant to Section 2(c) on or prior to the close of business on the fifteenth-month anniversary of this Agreement. Escrow Agent shall not be required to provide notice to any party hereto in connection with any such release of the Escrow Property unless Escrow Agent has received a notice from Buyer pursuant to
Section 2(c) of this Agreement.

     (b) Except as otherwise provided in this Section 2, from time to time, promptly following the receipt of written joint instructions signed by Buyer and Seller, Escrow Agent shall release from escrow and distribute to the party designated in such written instructions, the Escrow Property described in such written instructions. Buyer and Seller shall issue, from time to time, written joint instructions to Escrow Agent in accordance with the terms and provisions of the Asset Purchase Agreement.

     (c) Upon (i) receipt by Escrow Agent of written notice from Buyer, certifying that there exists an indemnification claim (which claim shall be specified in reasonable detail) which under the Asset Purchase Agreement entitles a Buyer Indemnified Party to receipt of the Escrow Property or any portion thereof from Escrow Agent and specifying the number of Escrow Shares relating thereto; (ii) notification within five (5) business days by Escrow Agent to Seller of the notice received from Buyer; and (iii) a failure by Escrow Agent to receive within five (5) business days after receipt by Seller of the Escrow Agent's notification to Seller, a written notice and certification from Seller of the non-entitlement of Buyer to the receipt of the Escrow Property claimed (the "Non-entitlement Notice"), then Escrow Agent shall distribute to Buyer the portion of the Escrow Property designated in the notice and certification referenced in clause (c)(i) above.

     (d) No fractional shares or scrip representing fractional shares shall be issuable to Buyer, a Buyer Indemnified Party or Seller. Rather, any fractional share shall be rounded to the nearest full Escrow Share.

     (e) If Escrow Agent does receive a Non-entitlement Notice from Seller as described in Section 2(c)(iii) hereof, then Escrow Agent shall hold Escrow Property representing the disputed amount in escrow until a final determination ("Final Determination") of the controversy by an arbitrator pursuant to the
  -------------------
Asset Purchase Agreement. In the event that the arbitrator decides in favor of the Buyer Indemnified Party, the Escrow Agent shall distribute to Buyer the number of Escrow Shares subject to such indemnification claim as designated in the Buyer's notice and certification referenced in clause (c)(i) above. In the event that the arbitrator decides

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in favor of Seller or Parent, the Escrow Agent shall continue to hold the Escrow
Property until the close of business of the fifteenth-month anniversary date of this Agreement, unless the Final Determination shall occur following the close of business on the fifteenth-month anniversary date of this Agreement, in which case the Escrow Agent shall distribute the Escrow Property to Seller pursuant to
Section 2(a) hereof.

     (f) Escrow Agent shall be permitted to disburse the Escrow Property or a portion thereof in accordance with a Final Determination or in accordance with joint written instructions from Seller and Buyer, as the case may be.

     (g) The Escrow Agent shall be discharged from all obligations under this Agreement with respect to the Escrow Property and shall have no further duties or responsibilities in connection herewith, and this Agreement shall terminate upon the distribution of all of the Escrow Property pursuant to the terms of this Agreement and the return of any remaining stock powers to Seller.

     (h) In the event that the Escrow Agent is required, pursuant to the terms and provisions of this Agreement, to distribute any of the Escrow Shares to a party hereunder, then, promptly following receipt of written joint instructions signed by Buyer and Seller (pursuant to Section 2(b) hereof or pursuant to a "final determination" of binding arbitration under Section 9 of the Asset Purchase Agreement), which state the exact number of the Escrow Shares which Buyer or Seller, as the case may be, is entitled to receive, the Escrow Agent shall mail the existing stock certificate, together with stock powers signed by Seller, to American Stock Transfer & Trust Company using a letter prepared by Buyer or Seller, as applicable, which is included in the joint instructions and which instructs American Stock Transfer & Trust Company as to the number of shares to be transferred to Buyer or Seller, as the case may be, and the number of shares to be sent back to the Escrow Agent and held as the Escrow Shares in accordance with the terms and provisions of this Agreement.

     Section  3.    RESPONSIBILITIES OF ESCROW AGENT.
                    --------------------------------

     (a) Escrow Agent shall exercise the same degree of care toward the Escrow Property as it exercises toward its own similar property and shall not be held to any higher standard of care under this Agreement, nor deemed to owe any fiduciary duty to the Depositors.

     (b) Escrow Agent shall be obligated to perform only such duties as are expressly set forth in this Agreement. No implied covenants or obligations shall be inferred from this Agreement against Escrow Agent, nor shall Escrow Agent be bound by the provisions of any agreement among the Depositors beyond the specific terms hereof.

     (c) Escrow Agent shall not be liable hereunder except for its own gross negligence or willful misconduct and the Depositors severally and not jointly, to the extent of 50% each agree to indemnify Escrow Agent for and hold it harmless as to any loss, liability, or expense, including reasonable attorney's fees, incurred on the part of Escrow Agent and arising out of or in connection with Escrow Agent's duties under this Agreement, except for any such loss, liability

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or expense arising out of or in connection with Escrow Agent's gross negligence or willful misconduct.

     (d) Escrow Agent shall be entitled to rely upon any reasonable order, judgment, certification, instruction, notice or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and comporting with the provisions of this Agreement and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in accordance with the provisions hereof has been duly authorized to do so.

     (e) Escrow Agent may consult with, and obtain advice from, legal counsel chosen by Escrow Agent in the event of any question as to any of the provisions of this Agreement or the duties hereunder, and Escrow Agent shall, except in the case of gross negligence or willful misconduct, incur no liability and shall be fully protected in acting in good faith in accordance with the written opinion and instructions of such counsel.

     (f) Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and has only possession thereof.

     (g) Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

     (h) Escrow Agent shall have no responsibility to withhold for tax purposes any portion of any distribution made pursuant to this Agreement. Responsibility for any tax payments to be made in connection with Escrow Property distributed pursuant to this Agreement shall remain with Buyer and Seller.

     Section  4.    RESIGNATION OR REMOVAL OF ESCROW AGENT.
                    --------------------------------------

     (a) Escrow Agent may resign by giving written notice thereof to each Depositor, but its resignation shall not become effective until a successor escrow agent shall have been appointed by mutual agreement of the Depositors and shall have accepted such appointment in writing. Escrow Agent shall, upon receipt of the joint written instructions of each Depositor, distribute the Escrow Property to such successor escrow agent.

     (b) The Depositors may remove Escrow Agent for any reason upon written notice to Escrow Agent signed by each Depositor. Such removal shall take effect upon delivery of the Escrow Property to a successor escrow agent designated in joint written instructions signed by each Depositor, and Escrow Agent shall thereupon be discharged from all obligations under this Agreement and shall have no further duties or responsibilities in connection herewith. Escrow Agent shall deliver the Escrow Property without unreasonable delay after receiving the Depositors' designation of such successor escrow agent.

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     (c) If a successor escrow agent has not been appointed or has not accepted such appointment within 30 calendar days after notice of resignation or removal is given hereunder, Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent. The reasonable costs, expenses and attorney's fees which Escrow Agent incurs in connection with such a proceeding shall be paid 50% by Buyer and 50% by Seller. Until a successor escrow agent is appointed by the Depositors or such a court, as the case may be, Escrow Agent shall continue to hold the Escrow Property in accordance with the terms of this Agreement.

     Section  5.    CHOICE OF LAW AND JURISDICTION.  This Agreement shall be
                    ------------------------------
governed by and construed in accordance with the laws of the State of Delaware.

     Section  6.    BENEFITS AND ASSIGNMENT.  Nothing in this Agreement,
                    -----------------------
expressed or implied, shall give or be construed to give any person or entity, other than the parties hereto and their successors and permitted assigns, any legal claim under any covenant, condition and provisions hereof, all the covenants, conditions and provisions contained in this Agreement being for the sole benefit of the parties hereto and their successors and permitted assigns. No party may assign any of its rights or obligations under this Agreement without the written consent of all the other parties, which consent may be withheld in the sole discretion of the party whose consent is sought; provided,
                                                                      ---------
however, that Buyer may assign all of its rights and obligations under this
-------
Agreement to any affiliate of GDI; provided that Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder, and such assignment shall not require the consent of any party hereto.

     Section  7.    AMENDMENT.    This Agreement may not be amended except in a
                    ---------
writing signed by Buyer and Seller and, if the rights, duties or obligations of the Escrow Agent shall be affected thereby, the Escrow Agent.

     Section  8.    HEADINGS.  The headings contained in this Agreement are for
                    --------
convenience of reference only and shall have no effect on the interpretation or operation hereof.

     Section  9.    NOTICES.  All notices and other communications hereunder
                    -------
shall be in writing and deemed to have been duly given when delivered by hand, when mailed by registered or certified mail, postage prepaid, return receipt requested, on the day received, as evidenced by return receipt, when given by prepaid courier delivery services such as Federal Express, DHL or other similar services on the day following the date that such notice is delivered to such courier, or when given by facsimile transmission upon receipt by sender of confirmed answer-back, to the parties as specified below:

     Each of the parties, may, by notice given as aforesaid, change its address for all subsequent notices.

     If to Escrow Agent:
     ------------------

          State Street Bank and Trust Company
          225 Asylum Street

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          Hartford, CT  06103
          Attention:  Steven Cimalore
          Facsimile:  (860) 244-1897

     If to Seller or Parent:
     ----------------------

          Cox Target Media, Inc.
          8605 Largo Lakes Drive
          Largo, Florida  33773
          Attn:  William B. Disbrow
          Facsimile:  (813) 399-3120

     with a copy ( which shall not constitute notice) to:
     ---------------------------------------------------

          Dow, Lohnes & Albertson, PLLC
          Suite 1600
          One Ravinia Drive
          Atlanta, Georgia  30346
          Attn:  Richard A. Wilhelm, Esq.
          Facsimile:  (770) 901-8874

     If to Buyer:
     -----------

          Genesis Direct Forty-Three, LLC
          c/o Genesis Direct, Inc.
          100 Plaza Drive
          Secaucus, New Jersey  07094
          Attention:  Douglas S. Rose
          Facsimile:  (201) 583-3611

     With a copy (which shall not constitute notice) to:
     --------------------------------------------------

          Raphael S. Grunfeld, Esq. - at the above address
          Facsimile: (201) 583-3611

          - and -

          Ira Greenstein, Esq.
          Morrison & Foerster LLP
          1290 Avenue of the Americas
          New York, New York 10104
          Facsimile: (212) 468-7900

     Section  10.    FURTHER ASSURANCES.  In case at any time any further action
                     ------------------
is necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto will take such further action (including the execution and delivery of such further instruments and

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documents) as may be reasonably requested by another party, at the sole cost and expense of the requesting party (except that any expense of Escrow Agent hereunder shall be reimbursed 50% by Buyer and 50% by Seller).

     Section  11.  COUNTERPARTS.  This Agreement may be executed by the
                   ------------
parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

     Section  12.  ENTIRE AGREEMENT.  This Agreement, the Asset Purchase
                   ----------------
Agreement and the other agreements referred to in such agreements, constitute the entire agreement among the parties hereto and supersede any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

     Section  13.  FEES.  The fees of the Escrow Agent set forth on Schedule I
                   ----
hereto shall be borne 50% by Buyer and 50% by Seller.

     Section  14.  DEFINITIONS.  Capitalized terms used herein and not defined
                   -----------
shall have the meanings given such terms in the Asset Purchase Agreement.

     Section  15.  THE ESCROW AGENT
                   ----------------

     (a) The Escrow Agent shall not be obligated to take any legal or other action under this Agreement which might, in its sole judgment, involve expense or liability unless it shall have been furnished with indemnity acceptable to it.

     (b) Buyer and Seller shall instruct the Escrow Agent in writing with respect to charges, certifications and governmental reporting in connection with its acting as Escrow Agent.

     (c) Escrow Agent shall have no liability or responsibility for the compliance or the failure to comply with this Agreement or any other agreement by Buyer, Seller or any other party other than Escrow Agent.

     (d) The obligations pursuant to Section 3(c) and Section 13 shall survive the termination of this Agreement.

     Section  16.  DISPUTE RESOLUTION.  In the event that any dispute arises
                   ------------------
with respect to this Agreement or in the event that any claim is made with respect to the Escrow Property, the Escrow Agent, upon receipt of written notice of such dispute, is authorized and directed to retain in its possession without liability to any person or party, all of the Escrow Property until such dispute shall have been settled either by the mutual agreement of the parties involved or by a final, unappealable order, decree or judgment of a court of competent jurisdiction. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceeding which relates to this Agreement.

     Section  17.  CONSENT TO JURISDICTION AND SERVICE.  Buyer and Seller
                   -----------------------------------
consent and submit to the jurisdiction of the courts of the State of Connecticut and of any federal

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court located in the State of Connecticut in connection with any actions or proceeding brought against Buyer or Seller by the Escrow Agent arising out of or relating to this Agreement.

     Section  18.  TAXES.  All interest earned on any funds held by the Escrow
                   -----
Agent in the accounts hereunder shall be considered the currently reportable income, for federal income tax purposes, of the party that eventually receives the money from the Escrow Agent. The Escrow Agent annually shall file information returns with the United States Internal Revenue Service and payee statements with the payee, documenting such interest payment. Buyer and Seller shall provide the Escrow Agent all forms and information necessary to complete such information returns and payee statements. Buyer and Seller agree to provide the Escrow Agent with a certified tax identification number by signing and returning a W-9 (or Form W-8, in the case of non-U.S. persons) to the Escrow Agent within 30 days from the date hereof. The Escrow Agent understands that, in the event such tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the account hereunder. Should the Escrow Agent become liable for the payment of taxes, including withholding taxes, relating to income derived from any funds held by it in the accounts hereunder or any payment made hereunder, the Escrow Agent may pay such taxes from such accounts.

     Section  19.  MERGER.  Any corporation or association in which the Escrow
                   ------
Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall be and become successor Escrow Agent hereunder and vested with all of the title to the assets and all the trusts, powers discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers on the date first written above.

                          GENESIS DIRECT FORTY-THREE, LLC



                          By:  /s/ Ronald R. Benanto
                               ----------------------------------
                               Name:   Ronald R. Benanto
                               Title:  Vice President and Chief Financial
                                       Officer

                          Tax Identification No.  22-3603753
                                                  ----------

                          CAROL WRIGHT GIFTS, INC.



                          By:  /s/ William B. Disbrow
                               ----------------------------------
                               Name:   William B. Disbrow
                               Title:  Vice President

                          Tax Identification No.  58-2220118
                                                  ----------

                          STATE STREET BANK AND TRUST
                          COMPANY,
                          as Escrow Agent



                          By:  /s/ Philip G. Kane, Jr.
                               ----------------------------------
                               Name:   Philip G. Kane, Jr.
                               Title:  Vice President

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